WHITESTONE REIT
ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST: The declaration of trust (the “Declaration of Trust”) of Whitestone REIT, a Maryland real estate investment trust (the “Trust”), is hereby amended to provide that, immediately upon the acceptance of these Articles of Amendment for record by the State Department of Assessments and Taxation of Maryland (the “Effective Time”), (a) each issued and outstanding Class A common share of beneficial interest, $0.001 par value per share, of the Trust immediately prior to the Effective Time shall be changed into one issued and outstanding Class B common share of beneficial interest, $0.001 par value per share, of the Trust and (b) each unissued Class A common share of beneficial interest, $0.001 par value per share, of the Trust immediately prior to the Effective Time shall be changed into one unissued Class B common share of beneficial interest, $0.001 par value per share, of the Trust.

SECOND: The amendment to the Declaration of Trust as set forth above has been duly advised by the Board of Trustees of the Trust and approved by the shareholders of the Trust entitled to vote thereon as required by law.

THIRD: There has been no increase in the authorized shares of beneficial interest of the Trust effected by the amendment to the Declaration of Trust as set forth above.

FOURTH: The undersigned acknowledges these Articles of Amendment to be the trust act of the Trust and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment to be signed in its name and on its behalf by its Chairman and Chief Executive Officer and attested to by its Secretary on this 27th day of June, 2012.

ATTEST:	WHITESTONE REIT

By: __/s/ John J. Dee_______________	By: _/s/ James C. Mastandrea___________ (SEAL)
Name: John J. Dee	Name: James C. Mastandrea
Title: Secretary	Title: Chairman and Chief Executive Officer